SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 13, 1998

                          UCI Medical Affiliates, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

      0-13265                                              59-2225346
(Commission File Number)                    (I.R.S. Employer Identification No.)

                1901 Main Street, Suite 1200, Columbia, SC 29201
               (Address of Principal Executive Offices) (Zip Code)

                                 (803) 252-3661
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

            This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on February 17, 1998 by UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"); that certain Form 8-K/A filed with the Securities and Exchange Commission on April 20, 1998; that certain Form 8-K/A filed with the Securities and Exchange Commission on May 28, 1998; and that certain Form 8-K/A filed with the Securities and Exchange Commission on July 24, 1998, and is filed to include the revised financial statements required by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

            (A)         FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                        The revised consolidated financial statements for
            MainStreet Healthcare Corporation, the business acquired by a wholly-owned subsidiary of UCI Medical Affiliates, Inc., are included in this report beginning on page 5.

            (B)         PRO FORMA FINANCIAL INFORMATION.

                        The revised unaudited pro forma financial information
            prepared to give effect to the acquisition was included in this report as an attachment to that certain Form 8-K/A filed with the Securities and Exchange Commission on May 28, 1998.

            (C)         EXHIBITS.

      Exhibit 2 Acquisition Agreement and Plan of Reorganization dated February 9, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr. (Previously filed with the initial filing of this Report on Form 8- K).

      Exhibit 2.1 First Amendment To Acquisition Agreement and Plan of Reorganization dated April 15, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare;
                   A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr (Previously filed with the filing of this Report on Form 8-K/A filed on April 20,1998).

      Exhibit 2.2 Second Amendment To Acquisition Agreement and Plan of Reorganization dated May 7, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare;
                   A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr. (Previously filed with the filing of this Report on Form 8-K/A filed on May 28,1998)

      Exhibit 2.3 Conditional Delivery Agreement dated effective as of May 1, 1998, by and among UCI Medical Affiliates, Inc.; UCI Medical Affiliates of Georgia, Inc.; and MainStreet Healthcare Corporation. (Previously filed with the filing of this Report on Form 8-K/A filed on July 24,1998)

      Exhibit 2.4 Amendment to Conditional Delivery Agreement dated as of July 21, 1998, by and among UCI Medical Affiliates, Inc.; UCI Medical Affiliates of Georgia, Inc.; and MainStreet Healthcare Corporation. (Previously filed with the filing of this Report on Form 8-K/A filed on July 24,1998)

      Exhibit 99 News release of UCI Medical Affiliates, Inc. dated February 13, 1998. (Previously filed with the initial filing of this Report on Form 8-K).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UCI MEDICAL AFFILIATES, INC.

Date: August 12, 1998              By:     /S/ JERRY F. WELLS, JR.
                                           -----------------------
                                           Jerry F. Wells, Jr., C.P.A.
                                           Executive Vice President of
                                           Finance and Chief Financial Officer

                        MAINSTREET HEALTHCARE CORPORATION

                        Consolidated Financial Statements

                             March 31, 1998 and 1997


                    With Independent Auditors Report Thereon

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
MainStreet Healthcare Corporation:


We have audited the accompanying consolidated balance sheets of MainStreet Healthcare Corporation as of March 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MainStreet Healthcare Corporation at March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that MainStreet Healthcare Corporation will continue as a going concern. As discussed in note 1(b) to the consolidated financial statements, MainStreet Healthcare Corporation has suffered recurring losses and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1(b) and note 13. The accompanying consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

June 2, 1998, except as to the third               /S/ KPMG Peat Marwick, LLP
 paragraph of note 7, which is as of
 July 6, 1998

(Original signed opinion on KPMG Peat Marwick, LLP letterhead is on file in the corporate offices of UCI Medical Affiliates, Inc.)

                        MAINSTREET HEALTHCARE CORPORATION
                           Consolidated Balance Sheets
                             March 31, 1998 and 1997

                      Assets                                1998         1997
                      ------                             ----------   ----------
Current assets:
     Cash ............................................   $   34,231        1,950
     Accounts receivable, less allowances for
        contractual adjustments and uncollectible
        accounts of $1,216,718 and $1,258,571 in
        1998 and 1997, respectively ..................    1,410,219    1,110,019
     Redeemable preferred stock subscriptions
        receivable (note 4) ..........................         --        750,000
     Other receivables ...............................       68,222      110,658
     Prepaid and other ...............................       83,367      109,380
                                                         ----------   ----------
               Total current assets ..................    1,596,039    2,082,007

Property and equipment, net (notes 3 and 5) ..........    1,520,503    1,422,594
Intangible assets, net (notes 3 and 6) ...............    1,549,861    1,968,252
Other assets .........................................       39,859      323,023
                                                         ----------   ----------
               Total assets ..........................   $4,706,262    5,795,876
                                                         ==========   ==========

                    Liabilities and Stockholders' Deficit                                               1998              1997
                    -------------------------------------                                            -----------        -----------
Current liabilities:
     Accounts payable ........................................................................       $ 1,136,606            695,411
     Line of credit (note 7) .................................................................           574,327               --
     Accrued expenses and liabilities ........................................................         1,928,547            615,237
     Current portion of notes payable (notes 3 and 8) ........................................           477,095            357,053
     Current portion of capital lease obligation (note 8) ....................................            48,693              3,401
     Shareholder loan (note 9) ...............................................................            94,174             18,252
                                                                                                     -----------        -----------
               Total current liabilities .....................................................         4,259,442          1,689,354
                                                                                                     -----------        -----------
Long-term liabilities:
     Notes payable, less current portion (notes 3 and 8) .....................................           368,704            751,261
     Capital lease obligation, less current portion (note 8) .................................            74,380             14,183
                                                                                                     -----------        -----------
               Total long-term liabilities ...................................................           443,084            765,444
                                                                                                     -----------        -----------
               Total liabilities .............................................................         4,702,526          2,454,798

Preferred stock, $.01 par value; 11,500 and 14,000 shares authorized, no shares issued and outstanding at March 31,
     1998 and 1997, respectively (note 4) ....................................................              --                 --
5% cumulative redeemable preferred stock, $1,000 redemption
     value; 6,000 shares authorized, 4,367 shares issued and outstanding at
     March 31, 1998 and 3,367 shares issued and outstanding, 750 shares subscribed at March 31, 1997
     (notes 4, 9, and 12) ....................................................................         4,367,000          4,117,000
10% cumulative redeemable preferred stock, $1,000 redemption value; 2,500 and -0- shares authorized, 412 and -0- shares issued and outstanding at March 31, 1998 and 1997, respectively
     (notes 4, 9, and 12) ....................................................................           412,000               --
Class A nonvoting convertible common stock, $.01 par value;
     5,000,000 shares authorized, 248,000 and 268,000 shares issued and outstanding at March 31, 1998 and 1997,
     respectively (notes 3 and 4) ............................................................           816,007            738,979

Stockholders' deficit:
     Class B common stock, $.01 par value; 20,000,000 shares authorized,
        6,460,452 and 5,875,000 shares issued and outstanding at March 31, 1998 and 1997,
        respectively (notes 4, 9, and 12) ....................................................            64,605             58,750

     Additional paid-in capital ..............................................................            42,516             38,586
     Accumulated deficit .....................................................................        (5,698,392)        (1,612,237)
                                                                                                     -----------        -----------
               Total stockholders' deficit ...................................................        (5,591,271)        (1,514,901)
                                                                                                     -----------        -----------
               Total liabilities and stockholders' deficit ...................................       $ 4,706,262          5,795,876
                                                                                                     ===========        ===========

          See accompanying notes to consolidated financial statements.

                        MAINSTREET HEALTHCARE CORPORATION
                      Consolidated Statements of Operations
                   For the Years ended March 31, 1998 and 1997

                                                       1998             1997
                                                     -----------    -----------
Net patient service revenue ......................   $ 6,436,950      3,665,982
                                                     -----------    -----------
Operating expenses:
     Cost of affiliated physician services .......     3,082,389      1,689,235
     Clinic salaries, wages, and benefits ........     2,404,156      1,188,415
     Clinic rent and lease expense (notes 8 and 9)       566,245        306,571
     Clinic supplies .............................       784,825        317,417
     Other clinic costs ..........................       788,919        371,001
     General corporate expenses (note 9) .........     1,655,974        587,404
     Depreciation and amortization (notes 5 and 6)       466,121        217,029
     Clinic start-up expenses ....................          --          307,419
                                                     -----------    -----------
               Total expenses ....................     9,748,629      4,984,491
                                                     -----------    -----------
               Operating loss ....................    (3,311,679)    (1,318,509)

Interest expense, net (note 8) ...................       364,292        161,774
Deferred financing costs (note 2(f)) .............       273,224           --
Loss on clinic disposals (note 3) ................          --           88,990
               Loss before income taxes ..........    (3,949,195)    (1,569,273)

Income taxes (note 10) ...........................          --             --
                                                     -----------    -----------

               Net loss ..........................   $(3,949,195)    (1,569,273)
                                                     ===========    ===========

See accompanying notes to consolidated financial statements.

                        MAINSTREET HEALTHCARE CORPORATION
                Consolidated Statements of Stockholders' Deficit
                   For the Years ended March 31, 1998 and 1997

                                                                Class B
                                                              common stock             Additional                         Total
                                                         --------------------------      paid-in       Accumulated     stockholder's
                                                           Shares          Amount       capital         deficit         deficit
                                                         ----------      ----------    ----------      ----------       ----------
Balance at April 1, 1996 ..........................            --        $     --            --              --               --
Issuance of common stock (notes 4 and 9) ..........       5,875,000          58,750        38,586            --             97,336
Accretion of difference between fair value
            and repurchase value of stock issued
            in connection with acquisition (note 3)            --              --            --           (42,964)         (42,964)
Net loss ..........................................            --              --            --        (1,569,273)      (1,569,273)
                                                         ----------      ----------    ----------      ----------       ----------
Balance at March 31, 1997 .........................       5,875,000          58,750        38,586      (1,612,237)      (1,514,901)

Issuance of common stock (notes 4 and 9) ..........         585,452           5,855         3,930            --              9,785
Accretion of difference between fair value ........            --
            and repurchase value of stock issued
            in connection with acquisition (note 3)               0               0             0        (136,960)        (136,960)
Net loss ..........................................               0               0             0      (3,949,195)      (3,949,195)
                                                         ----------      ----------    ----------      ----------       ----------

Balance at March 31, 1998 .........................       6,460,452      $   64,605        42,516      (5,698,392)      (5,591,271)
                                                         ==========      ==========    ==========      ==========       ==========

          See accompanying notes to consolidated financial statements.

                        MAINSTREET HEALTHCARE CORPORATION
                      Consolidated Statements of Cash Flows
                   For the Years ended March 31, 1998 and 1997

                                                                                                       1998                1997
                                                                                                    -----------         -----------
Operating activities:
     Net loss ..............................................................................        $(3,949,195)        $(1,569,273)
     Adjustments to reconcile net loss to net cash provided
        (used) by operating activities:
           Depreciation and amortization ...................................................            466,121             217,029
           Changes in operating assets and liabilities,
              net of effects of acquisitions:
                 Accounts receivable, net ..................................................           (320,013)           (517,720)
                 Other receivables .........................................................             42,436            (110,658)
                 Prepaid expenses and other assets .........................................            (75,061)            (64,010)
                 Accounts payable ..........................................................            441,195             580,688
                 Other accrued expenses and liabilities ....................................          1,410,974             615,237
                 Deferred financing costs ..................................................            273,224                --
                                                                                                    -----------         -----------
                     Net cash used by operating activities .................................         (1,710,319)           (848,707)
                                                                                                    -----------         -----------
Investing activities:
     Acquisitions of businesses, net of cash acquired ......................................               --            (1,226,480)
     Purchases of property and equipment ...................................................           (236,730)           (631,279)
                     Net cash used by investment activities ................................           (236,730)         (1,857,759)
                                                                                                    -----------         -----------
Financing activities:
     Net proceeds from issuance of preferred stock .........................................          1,298,000           2,071,607
     Proceeds from shareholder loans .......................................................            192,500           1,370,300
     Proceeds from issuance of common stock ................................................              7,207              65,810
     Net borrowings under capital lease obligations ........................................            105,489              17,584
     Net borrowings from line of credit ....................................................            574,327                --
     Repayment of notes payable ............................................................           (198,193)           (423,363)
     Repayment of shareholder loans ........................................................               --              (393,522)
                                                                                                    -----------         -----------
                     Net cash provided by financing activities .............................          1,979,330           2,708,416
                                                                                                    -----------         -----------
                     Net increase in cash ..................................................             32,281               1,950

Cash at beginning of period ................................................................              1,950                --
                                                                                                    -----------         -----------
Cash at end of period ......................................................................        $    34,231               1,950
                                                                                                    ===========         ===========
Supplemental disclosure of cash flow information cash paid during the period for:
        Interest ...........................................................................        $   117,077              55,476
                                                                                                    ===========         ===========
        Income taxes .......................................................................        $      --                  --
                                                                                                    ===========         ===========

See accompanying notes to consolidated financial statements.

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements
                             March 31, 1998 and 1997

(1)  Organization and Basis of Presentation

    (a) Description of Business

        MainStreet Healthcare Corporation ("the Company") was incorporated on February 6, 1996 and commenced operations on April 1, 1996. The Company was organized to purchase general practitioner outpatient clinics in Georgia and Tennessee. After purchasing a clinic, the Company focuses on centralizing fixed costs and reducing the overall overhead of each outpatient clinic in order to maximize income and cash flow. From April 1, 1996 to March 31, 1998, the Company has acquired 14 primary care clinics.

    (b) Basis of Presentation

        The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and the affiliated professional corporations ("Professional Corporations"). Through the initial management services agreements between the Company and the Professional Corporations which contain fifty-year terms, the Company has assumed full responsibility for the operating expenses in return for the assignment of the revenue of the Professional Corporations.

        The Company has perpetual, unilateral control over the assets and operations of the Professional Corporations, and notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the various Professional Corporations is necessary to present fairly the financial position and results of operations of the Company because control exists by means other than ownership of stock. Control by the Company is perpetual rather than temporary because (i) the length of the original terms of the agreements, (ii) the successive extension periods provided by the agreements, (iii) the continuing investment of capital by the Company, (iv) the employment of the nonphysician personnel, and (v) the nature of the services provided to the Professional Corporations by the Company. All intercompany accounts and transactions have been eliminated during consolidation.

        The Company has experienced recurring losses of approximately $5,700,000 since its inception and has a net working capital deficiency of approximately $2,700,000 at March 31, 1998. In addition, the liabilities of the Company, including preferred stock and Class A common stock, exceeded its assets by approximately $5,600,000. Effective May 1, 1998, the Company sold substantially all of its assets for which the ultimate proceeds will not be determined until the stock to be received is sold (note 13). The Company is currently negotiating with its creditors and preferred and Class A common shareholders to satisfy its debt obligations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
                                  (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements

(2)  Summary of Significant Accounting Policies

     (a) Property and Equipment

        Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

        Equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.

    (b) Intangible Assets

       (1) Noncompete Agreements

           In connection with certain clinic acquisitions, the Company entered into noncompete agreements with physicians. Such agreements are being amortized using the straight-line method over the terms of the agreements, generally three to five years.

       (2) Excess of Cost

           Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on the straight-line method over the expected periods to be benefited, generally fifteen years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. In management's estimation, the remaining amount of goodwill has continuing value.

    (c) Net Revenue

        Patient revenue is recorded at established rates reduced by allowances for doubtful accounts and contractual adjustments. Contractual adjustments arise due to the terms of certain reimbursement and managed care contracts. Such adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Any differences between estimated contractual adjustments and actual final settlements under reimbursement contracts are reported as contractual adjustments in the year final settlements are made.
                                  (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements

    (d) Income Taxes

        The Company accounts for income taxes using the asset and liability method of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS No. 109"). Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Prior to the merger of MainStreet Georgia with and into MainStreet Delaware, as discussed in note 4, the Company was taxed as an S Corporation under the Internal Revenue Code. As a result, the Company was taxed in a manner similar to a partnership for the period prior to December 9, 1997, and has not provided any federal or state income taxes as the results of operations were passed through to, and the related income taxes became the individual responsibility of the Company's shareholders.

    (e) Impairment of Long-Lived Assets

        Financial Accounting Standards No. 121 ("SFAS No. 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, requires the Company to review for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

        The statement also addresses the accounting for long-lived assets that are expected to be disposed. SFAS No. 121 is applicable for most long-lived assets, identifiable intangibles, and goodwill related to those assets. Management has determined that long-lived assets are fairly stated in the accompanying consolidated balance sheets.

    (f) Redeemable Preferred Stock Offering Costs

        Costs associated with the issuance of redeemable preferred stock have been capitalized and are being amortized using a straight-line method over five years and are included in other assets in the accompanying 1997 consolidated balance sheet. During 1998, the unamortized portion of these costs was written off.

    (g) Use of Estimates

        Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to

                                   (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements

        prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (h) Reclassifications

        Certain reclassifications have been made in the 1997 consolidated financial statements to conform with the presentation in the 1998 consolidated financial statements.

(3)  Clinic Acquisitions and Closures

     Since its inception, the Company has acquired, through its wholly owned subsidiaries, certain operating assets of 14 primary care physician practices.

     Simultaneous with each acquisition, the Company enters into long-term clinic services agreements. Under these agreements, the Company manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. For providing services under the clinic services agreements, the physicians receive compensation based on individually negotiated contracts. Generally, the clinic service agreements cannot be terminated by the physician group or the Company without cause, which includes material default or bankruptcy of either party.

     A summary of the 14 primary care physician practice acquisitions is as follows:

Acquired practices                   Location                 Date acquired
------------------                   --------                 -------------
Dr. Pamela Erdman, DO                Tucker, GA               April 1996
Tucker Eye, Ear, Nose, Throat        Tucker, GA               April 1996
Family Care Associates               Covington, GA            April 1996
Mountain East Family Care            Stone Mtn, GA            May 1996
Lawrenceville Family Care            Lawrenceville, GA        June 1996
Dr. Frank Corker, MD                 Valdosta, GA             August 1996
Promptcare, Inc.                     Knoxville, TN            November 1996
Dr. Dennis Thomas, MD                Adel, GA                 December 1996
Gwinnett Family Medicine             Snellville, GA           December 1996
Salem Gate Family Medicine           Conyers, GA              December 1996
Dr. I. Oliver, MD                    Austell, GA              December 1996
Occupational Medicine                Macon, GA                January 1997
Park Central Family Medicine         Decatur, GA              February 1997
Dr. Lanier L. Allen, MD              Thomaston, GA            May 1997
                                  (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements

     The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets acquired and the liabilities assumed based upon their fair values at the dates of acquisition. In connection with these acquisitions, the Company issued 268,000 shares of Class A common stock in MainStreet Healthcare Corporation in 1997. The Company also entered into stock repurchase agreements with the selling physicians whereby in the event there has not been an initial public stock offering, or a sale of substantially all of the Company's assets, or a change in control of the Company's voting stock which would produce for the Class A shareholders a value of $5 per share, the shareholders could compel the Company to purchase the stock for $5 a share at a predetermined future date (the "repurchase date"). The Company recorded the stock by discounting the $5 per share price from the repurchase date using a risk-based interest rate of 15%. The difference between the recorded value and the maximum repurchase value of its stock issued in connection with these acquisitions was $643,395, which is being accreted over the period from the date of issuance to the repurchase dates through periodic charges to accumulated deficit. Effective May 1, 1998, the Company sold substantially all of the assets of the Company (see note 13). The Company is in the process of negotiating settlements with each Class A shareholder to satisfy these obligations. The ultimate settlement amount has not been determined. The Company also issued $71,876 and $1,531,677 in notes payable in 1998 and 1997, respectively. The excess of the purchase price over the fair values of the net assets acquired was $29,612 and $1,813,179 in 1998 and 1997, respectively, and has been recorded as goodwill and is being amortized using a straight-line method over 15 years. The composition of acquisition of businesses, net of cash acquired, is set forth below:

                                                           1998          1997
                                                       ----------    ----------
Working capital, other than cash ...................   $   12,264       477,577
Property and equipment .............................       30,000       862,916
Noncompete agreements ..............................         --         300,500
Excess of costs over fair value of assets acquired .       29,612     1,813,179
Less:
   Value of stock issued ...........................         --        (696,015)
   Value of notes payable issued ...................      (71,876)   (1,531,677)
                                                       ----------    ----------

         Cash purchase price, net of cash acquired .   $     --       1,226,480
                                                       ==========    ==========

     The operating results of the acquired clinics have been included in the consolidated statements of operations from the respective dates of acquisition.

     During 1998, the Company closed three physician clinics resulting in losses of $88,990 which were accrued for at March 31, 1997. In connection with the closure of the physician clinics, 28,000 shares of Class A common stock in the Company and $50,000 in notes payable were canceled.

     During 1998, in consideration for a release of a covenant not to compete, a physician canceled $94,872 in notes payable which was used to reduce goodwill. The Company then wrote off the remaining unamortized noncompete agreement of $8,334.
                                  (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements

(4)  Reorganization

     MainStreet Healthcare Corporation (MainStreet Georgia), an S Corporation, was organized on February 6, 1996 as a Georgia Corporation and was authorized 10,000,000 shares of no par common stock of which 5,375,000 shares were issued.

     On December 4, 1996, MainStreet Healthcare Corporation (MainStreet Delaware), a C Corporation, was incorporated and was authorized 10,000,000 shares of no par common stock. Effective December 9, 1996, the shareholders of MainStreet Georgia exchanged their shares for equal shares in MainStreet Delaware pursuant to a merger of MainStreet Georgia with and into MainStreet Delaware.

     On December 11, 1996, MainStreet Delaware amended and restated the Certificate of Incorporation in order to give MainStreet Delaware the authority to issue preferred stock and common stock as follows:

        (a) 20,000 shares of preferred stock, par value $.01 per share. MainStreet Delaware's Board of Directors has the authority to fix the terms of the preferred stock. These shares were subsequently used to issue five and ten percent cumulative redeemable preferred stock in MainStreet Delaware during 1998 and 1997.

        (b) 5,000,000 shares of Class A non-voting convertible common stock, par value $.01 per share. One share of Class A non-voting is convertible upon: (i) a qualified public offering; (ii) a sale of substantially all of the assets; or (iii) a sale of a majority of the Class B common stock, into one fully paid and non-assessable share of Class B common stock. On May 1, 1998, substantially all the assets of the Company were sold. The Company is negotiating with all Class A shareholders to either effect the conversion or enter into a settlement agreement (note
                13).

        (c) 20,000,000 shares of Class B common stock, par value $.01 per share.

            The Class A and Class B common stocks are identical, except with respect to voting rights, where the Class A shares have no voting rights.

     Effective December 12, 1996, MainStreet Delaware entered into a recapitalization agreement with its shareholders. The shareholders exchanged all of the 5,375,000 outstanding shares of no par common stock and $964,336 of debt owed them by MainStreet Delaware for 2,350,000 shares of Class B common stock and 927 shares of five percent cumulative redeemable preferred stock.

     In addition, Penman Private Equity and Mezzanine Fund, L.P., (Penman) purchased 3,525,000 shares of Class B common stock for $60,000 and 2,440 shares of five percent cumulative redeemable preferred stock in MainStreet Delaware for $2,071,607, net of offering expenses of $368,393.
                                  (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements

     On March 21, 1997, Penman subscribed to 750 shares of the five percent cumulative redeemable preferred stock for $750,000. On April 8, 1997, the Company received $750,000 for the subscribed preferred stock.

     In 1998, an additional 423,458 shares of Class B common stock, 250 shares of five percent cumulative redeemable preferred stock, and 298 shares of ten percent cumulative redeemable preferred stock in the Company were issued to Penman for $555,207. In addition, a shareholder of the Company exchanged $116,578 of debt owed by the Company to the shareholder for 161,994 shares of Class B common stock and 114 shares of ten percent cumulative redeemable preferred stock in the Company.

(5)  Property and Equipment

     Property and equipment consists of:
                                                     1998          1997
                                                 -----------    -----------
Land ..........................................  $   104,600        104,600
Buildings and improvements ....................      426,494        406,635
Furniture and fixtures ........................      181,946        181,621
Clinic equipment ..............................      774,166        559,451
Office equipment ..............................      218,048        193,843
Leasehold improvements ........................       50,143         48,046
                                                 -----------    -----------
                                                   1,755,397      1,494,196
Accumulated depreciation and amortization .....     (234,894)       (71,602)
                                                 -----------    -----------
                                                 $ 1,520,503      1,422,594
                                                 ===========    ===========
(6)  Intangible Assets

     Intangible assets consists of:
                                                           1998        1997
                                                       -----------  -----------
Excess of cost over fair value of assets acquired ...  $ 1,586,601    1,813,179
Noncompete agreements ...............................      275,500      300,500
Less accumulated amortization and amounts written-off     (312,240)    (145,427)
                                                       -----------  -----------
                                                       $ 1,549,861    1,968,252
(7)  Line of Credit

     On October 14, 1997, the Company entered into a loan and subservicing agreement (the "Loan Agreement") with National Century Financial Enterprises (NCFE) whereby the Company is allowed to borrow against its accounts receivable. At March 31, 1998, the Company had outstanding borrowings under this Loan Agreement aggregating $574,327,
                                   (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements


     bearing interest at 13% and collateralized by gross accounts receivable aggregating $1,895,388.

     Pursuant to the Acquisition Agreement and Plan of Reorganization entered into between UCI Medical Affiliates Inc. (UCI) and the Company, UCI purchased the accounts receivable and assumed the liability for the outstanding borrowings (see note 13).

     The Loan Agreement contained certain terms and financial covenants for which the Company was not in compliance at March 31, 1998. In a letter dated May 1, 1998, NCFE acknowledged that the remedies available to NCFE should the Company be in default of the terms of the Loan Agreement, would not be pursued by NCFE so long as UCI satisfied the outstanding loan balance on or before May 31, 1998. UCI did not pay off the loan by May 31, 1998 which subsequently put the Company in default. On July 6, 1998, the loan was paid.

(8)  Long-Term Debt and Leases

     Long-term debt and capital leases consist of:
                                                            1998         1997
                                                         ----------   ----------
Notes payable to physician groups with interest
   rates ranging from 7% to 10.5%, with payments
   due at varying intervals through March 1, 2006 ....   $  845,799    1,108,314
Capital leases .......................................      123,073       17,584
                                                         ----------   ----------
                                                            968,872    1,125,898
Less amounts due within one year .....................      525,788      360,454
                                                         ----------   ----------
                                                         $  443,084      765,444
                                                         ==========   ==========

     The following is a schedule of principal maturities of long-term debt, including capital leases, as of March 31, 1998.

                           1999              $525,788
                           2000               174,171
                           2001                52,503
                           2002                47,982
                           2003                35,466
                           Thereafter         132,962
                                             --------
                           Total             $968,872
                                             ========
     CAPITAL LEASES: The Company is the lessee of equipment under a capital lease which expires during the next ten years. The related equipment is being amortized over ten years and the related amortization expense is included with depreciation and amortization expense in the consolidated statement of operations.
                                  (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements


     The following is a schedule of future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of March 31, 1998.

          1999                                                $ 60,055
          2000                                                  47,055
          2001                                                  22,648
          2002                                                  13,908
          2003                                                   1,159
                                                              --------
          Total minimum lease payments                         144,825

          Less amounts representing interest                    21,752
                                                              --------
          Obligation under capital leases                      123,073

          Less current portion of capital lease obligations     48,693
                                                              --------
          Long-term obligations under capital leases          $ 74,380
                                                              ========

     Capitalized equipment leases included in equipment were 169,007 and $18,600 at March 31, 1998 and 1997, respectively. Imputed interest rates ranged from 6.20% to 16.45% at March 31, 1998 and 1997, respectively.

     OPERATING LEASES: Operating leases generally consist of short-term lease agreements for professional office space where the medical practices are located. These leases generally have five-year terms with renewal options. Lease expense of approximately $565,000 and $250,000 for 1998 and 1997, respectively, consists of corporate office space, corporate equipment and medical office space, and equipment for the operating practices.

     The following is a schedule of future minimum lease payments under noncancelable operating leases as of March 31, 1998.

                 1999                 $  515,583
                 2000                    458,279
                 2001                    423,524
                 2002                    266,906
                 2003                     82,732
                                      ----------
                                      $1,747,024

(9)  Related Party Transactions

     During 1998, Penman and the Chief Executive Officer made loans to the Company of $42,500 and $12,500, respectively. The Chief Executive Officer also made an additional loan in lieu of $137,500 in salary, of which $114,000 was converted into ten percent cumulative redeemable preferred stock and $2,578 was converted to Class B common stock. There were no cash repayments made to the stockholders during 1998.
                                  (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements

     In 1997, the officers of the Company made loans to finance the Company's operations in the amounts of $1,376,110, of which $927,000 was converted into five percent cumulative redeemable preferred stock; $37,336 was converted into Class B common stock; $393,522 was repaid during the year; and the remainder of $18,252 is outstanding at March 31, 1998 and 1997.

     During the year ended March 31, 1998 and the period ended March 31, 1997, the Company made payments of $21,624 and $14,270, respectively, to related parties for rent expense in connection with the clinic facilities. Also, the Company made principal and interest payments of $9,000 and $423,363, respectively, on behalf of the Chief Executive and Operations Officers of the Company for the corporate office location.

     In the process of acquiring the physician clinic groups during 1997, the Company paid $47,650 to a consultant who became an officer of the Company. The Company did not make any similar payments in 1998.

(10) Income Taxes

     Because of operating losses, the Company has not provided any income tax expense for the year ended March 31, 1998 and the period ended March 31, 1997. The Company has operating loss carryforwards, which may be used to reduce future taxable income, of approximately $3,296,000 and $280,000 at March 31, 1998 and 1997, respectively, which expire beginning in 2013.

     The income tax recognition of temporary differences originating before the Company became a C Corporation will reverse. Accordingly, an income tax liability of $101,500 was recorded as of the date the Company became a C Corporation.

     Deferred income taxes determined in accordance with Statement 109 reflect the net tax effects of (a) temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) operating loss and tax credit carryforwards. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Due to the uncertainty of future realization, the Company's deferred tax assets are subject to a valuation allowance that results in the recognition of no deferred tax asset at March 31, 1998 and 1997. The increase in the valuation allowance of approximately $1,413,000 during 1998 was equal to the increase in the deferred asset.
                                  (Continued)
                                     - 16 -

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements


     The tax effects of significant items comprising the Company's deferred income taxes for March 31, 1998 and 1997 are as follows:

                                                        1998            1997
                                                   -----------      -----------
Deferred tax assets:
  Accrual to cash ............................     $    31,300           62,600
  Net operating loss carryforwards ...........       1,252,600          106,400
  Allowance for doubtful accounts ............         438,800          144,400
  Intangible assets ..........................          35,800           15,500
  Accrued expenses ...........................          64,500           33,800
                                                   -----------      -----------
                                                     1,823,000          362,700
  Less valuation allowance ...................      (1,731,700)        (318,600)
                                                   -----------      -----------
      Net deferred tax assets ................          91,300           44,100

Deferred tax liabilities - depreciation ......         (91,300)         (44,100)
                                                   -----------      -----------
      Net deferred taxes .....................     $      --               --
                                                   ===========      ===========

     The significant components of the deferred income tax expense (benefit) for the year ended March 31, 1998 and the period ended March 31, 1997 are as follows:
                                                       1998             1997
                                                   -----------      -----------
Deferred income tax benefit ..................     $ 1,413,100          420,100
Change in tax status from S Corporation
  to C Corporation ...........................            --           (101,500)
Increase in valuation allowance ..............      (1,413,100)        (318,600)

       Deferred income tax expense ...........     $      --               --
                                                   ===========      ===========

(11) Contingencies

     In addition to the general liability and malpractice insurance carried by the individual physicians, the Company is insured with respect to general liability and medical malpractice risks on a claims-made basis. To the extent that any claims-made coverage is not renewed or replaced with equivalent insurance, claims based on occurrences during the term of the coverage, but reported subsequently, would be uninsured. In connection with the sale of substantially all the assets of the Company, the Company did not extend its medical malpractice beyond May 1, 1998. However, general liability will be extended through May 1, 1999.
                                  (Continued)

                        MAINSTREET HEALTHCARE CORPORATION
                   Notes to Consolidated Financial Statements


(12) Redeemable Preferred Stock

     The five and ten percent preferred stock is cumulative, mandatory redeemable nonvoting shares issued in connection with the reorganization described in note 4. The five percent preferred stock dividend is payable when declared by the Company. During 1998 and 1997, the Company declared a dividend on the five percent preferred stock of $215,674 and $47,046, respectively, based on the preferred stock issuance date of December 12, 1996. During 1998, the Company also declared a dividend on the ten percent preferred stock issued in 1998 of $29,793. Upon sale of the Company or a qualified public offering and providing that sufficient proceeds remain after satisfying secured and unsecured obligations (see note 1(b)), the Company will redeem the preferred stock at the redemption price which is $1,000 per share plus the amount of accrued and unpaid dividends at such date. The preferred shares are mandatory redeemable on December 12, 2001.

     During 1997, the Company granted options to acquire up to 146,875 shares of Class B common stock to officers of the Company, which are vested and are exercisable at $5.50 per share.

(13) Sale of Company

     Pursuant to an Acquisition Agreement and Plan of Reorganization (the "Agreement") dated February 9, 1998 and as amended on April 15, 1998 and May 7, 1998, the Company sold effective May 1, 1998, substantially all of its assets to UCI Medical Affiliates, Inc. (UCI). The purchase price by UCI to the Company for the assets, as defined in the agreement consisted of:
     (i) cash of $450,000; (ii) a promissory note receivable of $800,000 due August 1, 1998; (iii) 2,901,396 shares of UCI common stock; (iv) the assumption of capital leases aggregating $123,073 at March 31, 1998; and
     (v) the assumption of the line of credit having a balance of $574,327 at March 31, 1998.

     The issuance of the shares of UCI common stock to the Company is contingent upon the approval of UCI shareholders. The market value of the shares to be received based on the closing price of UCI common stock at May 1, 1998 was approximately $4,442,000; however, the ultimate value will be determined when the Company sells the common stock which cannot take place prior to November 1, 1998. Based on the closing price of UCI common stock at July 30, 1998, the market value of the shares to be received was approximately $2,901,000 (unaudited). As of August 3, 1998, approval of UCI shareholders had not occurred (unaudited).
                                     - 18 -